EXHIBIT 23.2


                       CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated September 11, 2004, on our audits of the consolidated financial statements of GWIN, Inc. as of and for the year ended July 31, 2004, which contains an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern. We also consent to the references to our firm under the captions "Experts."


                                /s/ Moore Stephens, P.C.

                                MOORE STEPHENS, P.C.
                                Certified Public Accountants


Cranford, New Jersey
March 15, 2005